UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2011

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on April 15, 2011 (the “Original Form 8-K”) by Suffolk Bancorp (the “Company”) solely for the purpose of disclosing the determination of the Company’s Board of Directors with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original Form 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) At the Annual Meeting of Shareholders of the Company held on April 12, 2011, as recommended by the Company’s Board of Directors, the Company’s shareholders approved, on an advisory basis, that the Company’s future advisory votes on executive compensation (“say on pay”) should be held once every year. Consistent with its recommendation and the shareholder vote, the Company’s Board of Directors has determined that it will hold an advisory vote on executive compensation once every year, until the next shareholder vote on say on pay frequency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUFFOLK BANCORP

Dated March 30, 2012	By:	/s/ Douglas Ian Shaw
Senior Vice President & Corporate Secretary